Exhibit 24.1

LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person or entity whose signature appears below constitutes, designates and appoints each of Terrie Curran and Molly Henderson, each of whom are officers of Phathom Pharmaceuticals, Inc. (the “Company”), as its true and lawful attorneys-in-fact and agent, each with power of substitution, with full power to act without the other and on behalf of and as attorney for me, for the purpose of executing and filing with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and any and all amendments thereto, and to do all such other acts and execute all such other instruments which said attorney may deem necessary or desirable in connection therewith.

Signature	Title	Date
/s/ Michael Cola Michael Cola	Director	March 7, 2024
/s/ Frank Karbe Frank Karbe	Director	March 7, 2024
/s/ Heidi Kunz Heidi Kunz	Director	March 7, 2024
/s/ Asit Parikh Asit Parikh	Director	March 7, 2024
/s/ David Socks David Socks	Director	March 7, 2024
/s/ Mark Stenhouse Mark Stenhouse	Director	March 7, 2024
/s/ James Topper James Topper	Director	March 7, 2024